EXHIBIT 99.1

LAKEFIELD VENTURES ACQUIRES INTEREST IN OPTION AGREEMENT TO ACQUIRE MAJORITY INTEREST IN PROPERTY ADJACENT TO THE CERRO SOLO URANIUM DEPOSIT

09:00 EDT FRIDAY, SEPTEMBER 23, 2005

Reno, Nevada – Lakefield Ventures, Inc. (the “Company” or “Lakefield”) (OTCBB: LKFV) is pleased to announce that it has entered into an assignment agreement with International Mineral Resources Ltd. (“IMR”), a company organized in the British Virgin Islands, whereby IMR assigned its right, title and interest in and to the option agreement entered into between IMR and United Energy Metals S.A. (the “Option Agreement”) to Lakefield.  The Option Agreement allows for the holder of the option (the “Option”) to acquire 99.8% of the equity in United Energy Metals S.A., an Argentina company, which in turn holds a 100% interest in a commanding property position of 170,000 hectares adjacent to the Cerro Solo Uranium deposit (such property is known as the “Rio Chubut” property).  As consideration for the assignment of the Option from IMR to Lakefield, Lakefield is required to issue to IMR 8,000,000 shares of common stock and pay to IMR US$50,000.00 with IMR retaining a 5% net smelter royalty.  This deposit is located in Chubut Province within Patagonia of Southern Argentina. The exploration block is approximately 160 km x 195 km, and borders the Cerro Solo uranium deposit to both the North and South.

The Cerro Solo deposit hosts a pre-National Instrument 43-101 (“NI 43-101”) estimated “recoverable” resource of 4,600 tonnes (10 million pounds) uranium based upon the results from 410 drill holes.  The estimate incorporates both indicated and inferred resources.  The “recoverable” resource category is not recognized under NI 43-101.  Nuclear Assurance Corporation International (USA) determined the resources on the behalf of Comision Nacional de Energia Atomica (“CNEA”) of Argentina in 1997 (CNEA, 1997).

The Cerro Solo deposit is a sandstone-type uranium-molybdenum deposit with mineralized layers distributed in fluvial conglomeratic sandstone of the Cretaceous Chubut Group lying 50 to 130 metres (“m”) below surface.  Fluvial channel ways within the Chubut Group rocks have been recognized as particularly favourable hosts for uranium mineralization from which some small-scale production has been derived.  Uranium occurrences also occur in volcaniclastic tuffs of the Chubut Group.  CNEA estimates that the Chubut Group rocks are distributed over an area of 170,000 square kilometers (“km2”) with airborne radiometric data identifying over 2,300 uranium anomalies within them (CNEA, 1997).  Due to excessive focusing on the evaluation of the Cerro Solo deposit, ensuing financial constraints, and a morbid global uranium market, CNEA has assessed few of these uranium anomalies identified by airborne radiometric data.

The Rio Chubut property is in a strategic position adjacent to and along strike of both ends of the fluvial channel which hosts the above mentioned Cerro Solo deposit as well as two past producing uranium mines.  Five other sandstone hosted uranium occurrences elsewhere within Chubut Province have also been acquired by United Energy Metals S.A. and is anticipated to provide significant exploration potential.

Readers are cautioned that while the historical resource estimates at Cerro Solo are considered to be relevant they do not comply with the guidelines of National Instrument 43-101. Therefore the Company is not treating the resource estimates as a National Instrument 43-101 mineral resource verified by a qualified person. The reader should not rely upon these historical estimates until they can be verified by a NI-43-101 compliant study.

For more information please contact:

Mr. Luis Goyzueta

Tel: (51-1) 9909-1499

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, LAKEFIELD’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS, AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1955 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.